Exhibit 5

1000 Jackson Street	419.241.9000
Toledo, Ohio 43604-5573	419.241.6894 fax

www.slk-law.com

August 5, 2015

Health Care REIT, Inc.

4500 Dorr Street

Toledo, Ohio 43615

Re:	HEALTH CARE REIT, INC.

$457,111,877 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Health Care REIT, Inc., a Delaware corporation (the “Company”), in connection with the offering of shares of its common stock, par value $1.00 per share, having an aggregate offering price of $457,111,877 (the “Shares”), pursuant to the prospectus supplement dated August 5, 2015 (the “Prospectus Supplement”) to the prospectus dated May 1, 2015 (the “Prospectus”), included in the Company’s registration statement on Form S-3 (File No. 333-203802) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined and have relied upon copies of: (i) the Second Restated Certificate of Incorporation of the Company, as amended, (ii) the Fourth Amended and Restated By-Laws of the Company (the “By-Laws”), (iii) the Registration Statement and the Prospectus included therein, (iv) the Prospectus Supplement, (v) the resolutions regarding the offering of the Shares adopted by the Board of Directors of the Company on May 4, 2006, July 22, 2008, January 29, 2009, January 28, 2010, May 6, 2010, October 28, 2010, January 27, 2011, May 5, 2011, August 31, 2011, January 26, 2012, May 3, 2012, July 26, 2012, October 25, 2012, February 7, 2013, July 25, 2013, February 7, 2014, July 31, 2014, October 30, 2014, February 6, 2015 and May 7, 2015, by the Executive Committee of the Board of Directors of the Company on September 11, 2012, and by the Pricing Committee of the Board of Directors of the Company on November 5, 2008, May 8, 2009, June 8, 2009, June 9, 2009, August 10, 2009, August 11, 2009, August 12, 2009, August 13, 2009, August 20, 2009, August 21, 2009, August 24, 2009, August 25, 2009, August 12, 2010, August 13, 2010, August 16, 2010, August 17, 2010, August 18, 2010, August 19, 2010, August 23, 2010, August 24, 2010, August 25, 2010, November 12, 2010, September 1, 2011, September 7, 2011, September 8, 2011, September 9, 2011, September 15, 2011, September 16, 2011, December 6, 2011, December 7, 2011 and July 30, 2015, (vi) the separate Equity Distribution Agreements dated November 12, 2010, each as amended by Amendment No. 1 dated September 1, 2011 and Amendment No. 2 dated August 5, 2015, between the Company and each of UBS Securities LLC, KeyBanc Capital Markets Inc. and Credit Agricole Securities (USA) Inc. (the

Health Care REIT, Inc.

August 5, 2015

Equity Distribution Agreements, as amended, the “Equity Distribution Agreements”) and (vii) such other documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

In reaching the opinion set forth below, we have assumed the following:

(a)	each party to the Equity Distribution Agreements (other than the Company) is, and has been at all times relevant to this opinion, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which each is formed or organized;

(b)	each person executing any instrument, document or agreement in connection with the offering and the sale of the Shares on behalf of any party (other than the Company) is duly authorized to do so;

(c)	each natural person executing any instrument, document or agreement in connection with the offering and the sale of the Shares is legally competent to do so;

(d)	any documents submitted to us as originals are authentic; the form and content of any documents submitted to us as unexecuted final versions do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents are genuine; and all public records reviewed or relied upon by us or on our behalf are true and accurate; and

(e)	the Shares will not be issued or transferred in violation of the provisions of Article VI of the By-Laws (relating to restrictions on issuance and transfer of stock).

As to questions of fact material to this opinion, we have relied without independent investigation on (i) written representations of each party made in the Equity Distribution Agreements and the other documents and certificates delivered in connection therewith, (ii) certificates and records of public officials, and (iii) certificates and written representations of officers and directors of the Company.

Based upon the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner set forth in the Prospectus Supplement and the accompanying Prospectus, legally and validly issued and fully paid and nonassessable.

The opinion set forth herein is limited to the matters and the transaction expressly addressed herein and no opinion is to be implied or may be inferred beyond the opinion expressly stated herein.

We assume no obligation to update or supplement this opinion to reflect a change in any applicable laws after the date hereof or any fact or circumstance that may come to our attention after the date hereof.

Health Care REIT, Inc.

August 5, 2015

The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Company’s Form 8-K to be filed with the Commission on August 5, 2015. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shumaker, Loop & Kendrick, LLP

SHUMAKER, LOOP & KENDRICK, LLP